UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2009

NEW JERSEY RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                      Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 23, 2009, New Jersey Resources Corporation (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”), stating that on November 17, 2009, the Audit Committee of the Board of Directors of the Company, in consultation with management, concluded that the Company had been incorrectly accounting for gas in storage, gas purchase obligations, embedded derivatives and demand fees associated with "park and loan" transactions.

In the Form 8-K, the Company stated that on November 17, 2009, it determined that it must amend and restate its historical consolidated financial statements for the fiscal quarters ended December 31, 2008, March 31, 2009 and June 30, 2009, to correct the errors described in the Form 8-K.  The Company also stated that in light of the restatements, the Company concluded on November 17, 2009, that investors should no longer rely on the Company’s previously filed financial statements and other financial information for each of the fiscal quarters ended December 31, 2008, March 31, 2009 and June 30, 2009, contained in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2008, March 31, 2009 and June 30, 2009, as being in compliance with generally accepted accounting principles (“GAAP”).

The purpose of this Amendment No. 1 to the Form 8-K (“Amendment No. 1”) is first to expand upon the reasons for the incorrect accounting.  Specifically, NJR had been using a forward price to value the inventory and gas purchases liability associated with "park and loan" transactions.  Both the natural gas that was received and the “park and loan” liability should have been initially valued at the spot price on the date NJRES received the gas. In addition, NJRES should have been accounting for the obligation to return the gas as an embedded derivative, which should have been fair valued (“marked to market”) at each subsequent balance sheet reporting date until the gas was returned to the counterparty. As well, the initial spread between the spot price of the borrowed gas liability on the date of the transaction and the forward price, based on the date NJRES would return the natural gas, should have been recognized into income on a ratable basis over the term of the park and loan agreement. In addition, demand fees related to these transactions were not but should have been recognized ratably over the term of the contract.

This Amendment No. 1 also clarifies that the Company also determined on November 17, 2009, that it must amend and restate its historical consolidated financial statements for the fiscal quarters ended December 31, 2007, March 31, 2008 and June 30, 2008, to correct the errors described in the Form 8-K.  The Company also clarifies that in light of the restatements, the Company concluded on November 17, 2009, that investors should no longer rely on the Company’s previously filed financial statements and other financial information for each of the fiscal quarters ended December 31, 2007, March 31, 2008 and June 30, 2008, as being in compliance with GAAP.

In addition, this Amendment No. 1 also clarifies that with respect to previously issued annual financial statements, both because the effects of these errors are not as significant on an annual basis as they are to the interim quarterly periods and because the Company expects to file its fiscal 2009 Annual Report on Form 10-K by its due date of November 30, 2009, the Company does not intend to amend its previous Annual Report on Form 10-K for the fiscal year ended September 30, 2008.  Rather, the errors affecting the fiscal year ended September 30, 2008 and annual periods prior thereto will be corrected as an immaterial restatement of the affected amounts in the Company’s fiscal 2009 Annual Report on Form 10-K.

The Audit Committee and authorized officers of the Company have discussed the restatement and the matters disclosed in the Form 8-K, as amended by Amendment No. 1, pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, for all affected periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: November 24, 2009	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President, Chief Financial Officer and Treasurer